Exhibit 5.2

October 30, 2020	Direct Dial:
(907) 263-8241
E-Mail: fodsen@hugheswhite.com

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re:	Form S-3 Shelf Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special Alaska counsel to GEO Reentry of Alaska, Inc., (formerly Cornell Corrections of Alaska, Inc.), an Alaska corporation (“GEO Reentry Alaska”) and GEO Reentry Services of Alaska, Inc., (“GEO Reentry Services Alaska”) an Alaska corporation, (collectively the “Companies”) in connection with that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) by The GEO Group, Inc. (“Parent”), the Companies and certain other subsidiaries of the Parent (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors, including the Companies (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination thereof (the “Units”) (collectively, the Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants and Units are referred to as the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The GEO Group, Inc.

October 30, 2020

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents (the “Reference Documents”):

(1)	the Registration Statement and the Prospectus;

(2)	the form of Indenture for Senior Notes and the form of Indenture for Subordinated Notes (each an “Indenture” and collectively, the “Indentures”);

(3)

the Articles of Incorporation of GEO Reentry Alaska dated August 3, 1998, certified by GEO Reentry Alaska as of October 30, 2020 to be presently in effect and the Articles of Incorporation of GEO Reentry Services Alaska dated December 12, 2014 and the Articles of Amendment of GEO Reentry Services Alaska dated August 13, 2015 certified by GEO Reentry Services Alaska as of October 30, 2020 to be presently in effect (collectively the “Articles of Incorporation”);

(4)

the By-Laws of GEO Reentry Alaska, dated August 5, 1998 certified by GEO Reentry Alaska as of October 30, 2020 to be presently in effect and the By-Laws of GEO Reentry Services Alaska certified by GEO Reentry Services Alaska as of October 30, 2020 (collectively the “By-Laws”) to be presently in effect;

(5)

certain resolutions adopted by the board of directors of the Companies relating to the Registration Statement and related matters certified by the Companies as of October 30, 2020 (the “October 30, 2020 Resolutions”);

(6)

the Certificates of Compliance dated October 15, 2020 with respect to each of the Companies issued by the Department of Commerce, Community and Economic Development, Division of Corporations, Business and Professional Licensing of the State of Alaska (collectively the “Certificates of Compliance”); and

The GEO Group, Inc.

October 30, 2020

(7)

that certain Certificate to Counsel dated October 30, 2020 provided to the undersigned counsel by Joe Negron, Senior Vice President and General Counsel of the Parent and Vice President and Secretary of each of the Companies.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Companies, such agreements, certificates of public officials, certificates of officers or other representatives of the Companies and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement other than the Companies; (d) the entity power of each party to the Registration Statement (other than the Companies) to execute, deliver and perform the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Companies) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Companies; (g) the October 30, 2020 Resolutions have not been modified, amended, revoked or rescinded; and (h) the Articles of Incorporation and By-Laws have not been modified, amended, revoked or rescinded in a manner that invalidates the October 30, 2020 Resolutions or any Board Authorization (as hereinafter defined).

The GEO Group, Inc.

October 30, 2020

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

1.	Based solely on the Certificates of Compliance, each of the Companies is an Alaska corporation that is validly existing and in good standing under Alaska law.

2.

With respect to any Guarantees issued by the Companies, when (i) the issuance and terms of any Guarantees by each of the Companies and the terms of the offering thereof have been (A) duly established in conformity with the applicable Indenture or any supplemental indenture thereto, so as not to violate applicable law, or rule or regulation thereunder applicable to each of the Companies, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on each of the Companies, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Companies and (B) duly authorized by proper action of the Board of Directors of each of the Companies (the “Board Authorization”) in accordance with their respective Articles of Incorporation and the By-Laws, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and any supplemental indenture thereto and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, each of the Companies will have the corporate power and authority to execute, deliver and perform its obligations under the applicable Indenture, any supplemental indenture and the Guarantees to the extent it is a party thereto and will have taken the required steps to authorize the execution and delivery of the applicable Indenture, any supplemental indenture and the Guarantees to which it is a party under the laws of the State of Alaska.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Alaska, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

The GEO Group, Inc.

October 30, 2020

We are providing no opinion whatsoever with respect to the compliance by the Companies or the Parent with any federal securities laws or any State of Alaska securities or Blue Sky laws applicable to the Registration Statement or otherwise.

We are not expressing any opinion or making any representations in any manner whatsoever as to the assets, liabilities, net worth, earnings, creditworthiness or other financial condition of the Companies or the Parent.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Sincerely,

HUGHES WHITE COLBO
WILCOX & TERVOOREN, LLC

By:	/s/ Frederick J. Odsen
Frederick J. Odsen
Of Counsel

FJO:cah/
(9730-2)